Exhibit 9

Execution Copy

CONSENT AND TERMINATION AGREEMENT

THIS CONSENT AND TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of April, 2004, by and among Rajendra B. Vattikuti (“Vattikuti”), The Rajendra B. Vattikuti Trust, established pursuant to the Second Amendment and Restatement of Revocable Living Trust Agreement, dated as of February 1, 1995 (the “Vattikuti Trust” and, collectively with Vattikuti, the “Vattikuti Entities”), and CDR-Cookie Acquisition, L.L.C., a Delaware limited liability company  (“CDR”).

RECITALS:

WHEREAS, the Vattikuti Entities, CDR and CDR-Cookie Acquisition VI-A, L.L.C., a Delaware limited liability company, entered into a Voting Agreement, dated as of March 17, 2000 (the “2000 Voting Agreement”);

WHEREAS, CDR and Covansys Corporation, a Michigan corporation (the “Company”), propose to enter, simultaneously herewith, into a Recapitalization Agreement, dated as of the date hereof (the “Recapitalization Agreement”), pursuant to which the Company will, in exchange for certain Preferred Shares (as such term is defined in the Recapitalization Agreement) and Old Warrants (as such term is defined in the Recapitalization Agreement), (i) pay CDR $180 million, (ii) issue to CDR an aggregate of 2 million shares of common stock of the Company, (iii) issue to CDR warrants to purchase an aggregate of 5 million shares of common stock of the Company at an exercise price of $18 per share, and (iv) issue to CDR promissory notes in the amount of $15 million;

WHEREAS, CDR-Cookie Acquisition VI-A, L.L.C. transferred its interest in the Company to CDR, and CDR-Cookie Acquisition VI-A, L.L.C. was dissolved as of April 4, 2001;

WHEREAS, the Vattikuti Trust and Fidelity Information Services, Inc., an Arkansas corporation (“Purchaser”), propose to enter into, simultaneously herewith, a Common Stock Purchase Agreement (as amended or supplemented from time to time, the “Vattikuti Trust Stock Purchase Agreement”) pursuant to which the Purchaser will purchase from the Vattikuti Trust 2,300,000 shares of common stock of the Company;

WHEREAS, the Company and the Vattikuti Entities propose to enter into, simultaneously herewith, a Voting Agreement with respect to certain voting and other matters (as amended or supplemented from time to time, the “Vattikuti Voting Agreement”);

WHEREAS, the Purchaser and the Vattikuti Entities propose to enter into, simultaneously herewith, a Shareholders’ Agreement with respect to certain voting and other matters (the “Shareholders’ Agreement” and, together with the Vattikuti Voting Agreement and the Vattikuti Trust Stock Purchase Agreement, collectively, the “Vattikuti Agreements”);

WHEREAS, in connection with the foregoing transactions, (i) CDR desires to consent to the execution of the Vattikuti Voting Agreement and the Shareholders’ Agreement by the Vattikuti Entities, (ii) the Vattikuti Entities desire to consent to the execution of the Recapitalization Agreement by CDR and (iii) CDR and the Vattikuti Entities have agreed to terminate their respective rights and obligations under the 2000 Voting Agreement as set forth below, except as expressly set forth herein; and

WHEREAS, the execution of this Agreement is a condition to the execution and delivery by the Company of the Recapitalization Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, CDR and the Vattikuti Entities agree as follows:

1.             Termination of 2000 Voting Agreement.  CDR and the Vattikuti Entities hereby agree that the 2000 Voting Agreement, and all of their respective rights and obligations thereunder, are hereby terminated effective as of the Closing Date (as such terms is defined in the Recapitalization Agreement).

2.             Consent of CDR.  Notwithstanding anything to the contrary contained in the 2000 Voting Agreement or any other agreement between or among CDR and the Vattikuti Entities, CDR hereby expressly consents to the execution, delivery and consummation by the Vattikuti Entities of the Vattikuti Agreements, including (i) the voting of shares of common stock of the Company in accordance with the provisions of the Vattikuti Voting Agreement and the Shareholders’ Agreement and (ii) the transfer of shares of common stock of the Company to the Purchaser in accordance with the provisions of the Shareholders’ Agreement; provided that nothing herein shall otherwise relieve the Vattikuti Entities of their obligations under the 2000 Voting Agreement or any other agreement between or among CDR and the Vattikuti Entities prior to the Closing (as such term is defined in the Recapitalization Agreement) to the extent such obligations are not inconsistent with or contrary to the terms of the Vattikuti Agreements.

3.             Consent of the Vattikuti Entities.  Notwithstanding anything to the contrary contained in the 2000 Voting Agreement or any other agreement between or among CDR and the Vattikuti Entities, the Vattikuti Entities hereby expressly consent to the execution, delivery and consummation by CDR of the Recapitalization Agreement; provided that nothing herein shall otherwise relieve CDR of its obligations under the 2000 Voting Agreement or any other agreement between or among CDR and the Vattikuti Entities prior to the Closing (as such term is defined in the Recapitalization Agreement) to the extent such obligations are not inconsistent with or contrary to the terms of the Recapitalization Agreement.

4.             Termination of this Agreement.  This Agreement shall automatically terminate and be of no force and effect, and the 2000 Voting Agreement shall not be terminated, if, for any reason, the Closing (as such terms is defined in the Recapitalization Agreement) does not occur or the Recapitalization Agreement is terminated; provided that the consent of (i) CDR pursuant to Section 2 above shall survive any such termination and (ii) the Vattikuti Entities pursuant to Section 3 above shall survive any such termination.

5.             Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, between the parties with respect to the subject matter hereof.

6.             Headings.  The headings of the sections used in this Agreement are intended for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

7.             Governing Law.  EXCEPT TO THE EXTENT THAT THE MCHIGAN BUSINESS CORPORATION ACT, AS AMENDED, AND CASE LAW INTERPRETING THAT ACT ARE APPLICABLE TO THE COMPANY AND THE RIGHTS OF ITS SHAREHOLDERS, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.  EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE.

8.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

9.             No Presumption.  With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties desire or are required to interpret or construe any such term or condition, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

10.          Interpretation.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  When a reference is made in this Agreement to a Section, such reference shall be to a Section to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Rajendra B. Vattikuti
RAJENDRA B. VATTIKUTI

THE RAJENDRA B. VATTIKUTI TRUST

By:	/s/ Rajendra B. Vattikuti
Name:
Title:

CDR-COOKIE ACQUISITION, L.L.C.

By:	/s/ Kevin J. Conway
Name: Kevin J. Conway
Title: President

SIGNATURE PAGE FOR CONSENT AND TERMINATION AGREEMENT